UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Silverado Ponds Way S.W., Calgary, Alberta	T2X 0B7
(Address of principal executive offices)	(Zip Code)

(403) 630-4319
Registrant’s telephone number, including area code

3632-13 St SW, Calgary, AB Canada T2T 3R1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On July 27, 2012, Mr. James Durward resigned as President, Chief Executive Officer and  a director of FuLuCai Productions Ltd. (the “Company”).

On July 27, 2012, Mr. Gordon Rix resigned as Secretary, Treasurer, Chief Financial Officer and a director of the Company.

Neither Mr. Durward not Mr. Rix resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On July 27, 2012, Ms. Jennifer Serek was elected the sole director of the Company.

Appointment of Certain Officers:

On July 27 2012, the Board of Directors appointed Ms. Serek the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company, making Ms. Serek the Company’s sole officer as at the date of this filing. Ms. Serek  will hold the  offices until such time as the Company interviews and appoints additional officers and directors.

From May 2005 to present, Ms. Serek has been the owner and President of Springbank Stables, Responsible for Training and Competitions for 25 "A" Circuit Hunters and Jumpers Competing across North American.

Ms. Serek is responsible for scouting and selecting horses through contacts and agents across the World Transporting horses to Canada and various shows by means of land and air.  She also deal with handling all aspects of showing, training, conditioning of horses and students. She manages a staff of 9 plus handling farriers, vets, massage therapists. She is responsible for marketing of show horses by competing them at various competitions across North America and the training of students of all levels.

Ms. Serek is also the sole officer and director of Equine Venture Group Inc. a company which is being acquired by the Company.

Ms. Serek is not a director or officer of any other reporting issuers.

Ms. Serek currently holds no other positions with the Company. Ms. Serek  was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company pursuant to an acquisition agreement between the Company and Equine Venture Group Inc., more particularly detailed in our Form 8-K filed with the SEC on July 6, 2012. Ms. Serek has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. Other, than the acquisition agreement described above, there is no material plan, contract or arrangement (whether or not written) to which Ms. Serek is a party or in which she participates that is entered into or material amendment in connection with the Company’s appointment of Ms. Serek, or any grant or award to Ms. Serek or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Ms. Serek. Ms. Serek will be issued 1,000,000 shares of the Company on closing of the acquisition which is expected to occur by August 15, 2012 and will have the right to an additional 4,000,000 shares to be issued over the next 4 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: August 1, 2012	By:	/s/ Jennifer Serek
	Name:	Jennifer Serek
`	Title:	Chief Executive Officer